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                        [TREATS INTERNATIONAL LETTERHEAD]



April 22, 1996

                                                                       "VIA FAX"
                                                                    416-974-8411

Royal Bank Capital Corporation
Royal Bank Plaza
13th Floor, South Tower
Toronto, Ontario
M51 2J5

ATTENTION: MR. BARRIE LAVER, VICE PRESIDENT
- -------------------------------------------

Dear Barrie:

RE: BUY/SELL AGREEMENT BETWEEN PAUL J. GIBSON ET AL ("PG") AND THE ROYAL BANK CAPITAL CORPORATION/ROYAL BANK OF CANADA ("RBC")

Thank you for your faxed initialled agreement. For clarity I am restating our agreement and would appreciate it if you would sign this letter agreement and return it to me.


RBC agrees to sell its position in Treats International Enterprises, Inc. ("TIEI") and Treats Inc. ("TI") for a cash payment of C$3,400,000, retaining only 1,600,000 of TIEI common shares. TIEI agrees to pay all legal and out of pocket expenses associated with the transaction, to a maximum of C$25,000 at closing.



Should TIEI and/or Paul J. Gibson not be successful in financing the buyout with a closing on or before June 24, 1996, Paul J. Gibson agrees to sell his position to RBC for a price of C$0.28 per share. RBC agrees to also make this offer to PG's immediate family.


In the event RBC acquires PG's position in TIEI, RBC and PG agree to honour the terms detailed in our letter of February 25, 1996. Specifically:

1.) At the option of RBC, PG agrees to work with RBC to develop a transition strategy to ensure harmony within the franchise network, the employees and minority shareholders. This may include a seat on the Board of TIEI.

2.) RBC/PG and PG/TIEI/Treats agree to execute mutual releases in a form satisfactory to their respective legal advisors.

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April 22, 1996
Royal Bank Capital Corporation


3.)  PG will execute a non-compete covenant with TIEI for a period of one year.

4.) Concurrent with the sale of PG shares to RBC the existing management contract of PG will be honoured by RBC on behalf of TIEI.

5.) RBC acknowledges that all existing contracts executed by TIEI in the normal course of business will be honoured.

6.) RBC acknowledges that it will provide sufficient capital for TIEI to reach its growth and profit objectives.



Agreed and accepted,                         Agreed and accepted


                                                            Subject to letter of
                                                               April 24, 1996 to
                                                                Paul Gibson from
                                                                    Barrie Laver
/s/ Paul J. Gibson                           /s/ Barrie Laver
- ------------------------------------         -----------------------------------
TREATS INTERNATIONAL ENTERPRISES, INC.       ROYAL BANK CAPITAL CORPORATION
Paul J. Gibson                               Barrie Laver
President and Chief Executive Officer        Vice President


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